UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Insys Therapeutics, Inc.
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PROXY MATERIALS

1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2018

TO THE STOCKHOLDERS OF INSYS THERAPEUTICS, INC.:

You are cordially invited to attend the 2018 annual meeting of stockholders of Insys Therapeutics, Inc. (the “Company,” “we,” “our,” “us” or “Insys Therapeutics”) to be held at 11:00 a.m., local time on May 4, 2018, at the Company’s headquarters located at 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three Class II directors nominated by our board of directors.
2.	To ratify the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
3.	To transact such other and further business, if any, as lawfully may be brought before the meeting.

The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on April 12, 2018. A list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the location of the meeting on and during ordinary business hours for 10 days prior to the meeting at our principal offices located at 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

As outlined in the proxy statement, our board of directors recommends that you vote “FOR” each of the nominees nominated by our board of directors under Proposal 1 and “FOR” Proposal 2. Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

/s/ Steven Meyer

Chairman of the Board of Directors

INSYS THERAPEUTICS, INC.
1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held May 4, 2018

April 20, 2018

It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This Proxy Statement was first mailed to stockholders of Insys Therapeutics, Inc. on or about April 20, 2018. This proxy statement contains information on matters to be voted upon at the annual meeting or any adjournments of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 4, 2018.

This proxy statement and our 2017 annual report to stockholders are available on our website at http://www.insysrx.com under the heading “Investors.”

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why have I received these materials?

This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the annual meeting of stockholders to be held on May 4, 2018. You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card and our 2017 annual report on or about April 20, 2018 to all stockholders entitled to vote at the annual meeting.

Who is entitled to vote at the annual meeting?

Stockholders of record as of the close of business on April 12, 2018 (the “Record Date”) will be entitled to vote at the annual meeting. As of the Record Date, there were 73,808,793 shares of common stock outstanding and entitled to vote. On each matter, the holders of the common stock will be entitled to one vote for each share of common stock held as of the record date. There is no cumulative voting with respect to the election of directors.

What am I voting on?

There are two matters scheduled for a vote:

1.	To elect the three Class II directors nominated by our Board.
2.	To ratify the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

How do I vote?

You may either vote “FOR” or “WITHHOLD” for each of the Company’s nominees for director (Proposal 1). You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting to ratify the Company’s selection of BDO USA, LLP as its independent registered public accounting firm (Proposal 2).

Stockholder of Record: Shares Registered in Your Name. If on the Record Date you were a “record” stockholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card. You may also vote over the Internet at www.investorvote.com/INSY or vote by telephone at 1-800-652-8683. Please see the proxy card for voting instructions.

Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received an instruction card and voting instructions with these proxy materials from that organization rather than from Insys Therapeutics. In order to vote, complete and mail the instruction card received from your broker or bank to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.

What constitutes a quorum for purposes of the annual meeting?

A quorum of stockholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote, shall constitute a quorum for the transaction of business at the meeting. Proxies marked as abstaining or containing broker non-votes on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?

The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

1.	“FOR” the election of the three Class II directors nominated by our Board; and
2.	“FOR” the ratification of the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.

What if I return a proxy card but do not make specific choices?

Stockholders of Record: Shares Registered in your Name. If you are the stockholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the three Class II nominees for director nominated by our Board (Proposal 1) and “FOR” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2). If any other matter is properly presented at the annual meeting, your proxies (the individuals named on your proxy card) will vote your shares using their best judgment.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are the beneficial owner, but not the stockholder of record, and return a signed and dated proxy card without marking any voting selections, your shares may not be voted by your nominee for the election of any of the three Class II nominees for director (Proposal 1), as this proposal is considered “non-routine.”  In such cases, your vote will be considered a “broker non-vote.” However, your shares may be voted by your nominee for the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

How many votes are needed to approve each proposal?

Proposal 1. The election of directors will be determined by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. A plurality means the highest number of “FOR” votes. Therefore, the three nominees receiving the most “FOR” votes will be elected. Votes marked “withhold” and broker non-votes will have no effect on the outcome.

Proposal 2. The ratification of the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. Abstentions will have the effect of a vote against the proposal.

Can I revoke or change my vote after I return my proxy card?

Yes. For stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•	You may submit a written notice of revocation to the Company’s Corporate Secretary at Insys Therapeutics, Inc., 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.
•	You may submit a proxy bearing a later date.
•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

For beneficial owners, you will need to revoke or resubmit your voting instructions through your broker or nominee and in accordance with its procedures. In order to attend the annual meeting and vote in person, you will need to obtain a legal proxy from your broker or nominee, the stockholder of record.

Who will bear the expense of soliciting proxies in connection with this proxy statement?

Insys Therapeutics will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile, online posting or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

If any stockholder would like to make a proposal at our 2019 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive it no later than December 21, 2018 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The Company’s Amended and Restated Bylaws provide that if any stockholder intends to nominate a director or submit a proposal at the 2018 annual meeting of stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 4, 2019 and no later than the close of business on February 3, 2019. Any notice received prior to January 4, 2019 or after February 3, 2019 is untimely. Notices should be addressed to our Corporate Secretary at Insys Therapeutics, Inc., 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.  Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals.

The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements of the Company’s Amended and Restated Bylaws and the Securities and Exchange Commission (“SEC”) for submitting a proposal or nomination.  The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare. Computershare’s address and telephone are as follows, address: 211 Quality Circle, Suite 210, College Station, TX 77845; telephone number: (800) 962-4284.

PROPOSALS

PROPOSAL 1. ELECTION OF DIRECTORS

Our Board consists of seven members and is structured in three classes that are elected in staggered years for a term of three years. For this annual meeting, three Class II directors will be elected. The Board has nominated Saeed Motahari, Pierre Lapalme and Rohit Vishnoi as the three Class II candidates for election at the annual meeting and recommends that stockholders vote “FOR” the election of these director nominees.

Each of these nominees is currently a director. If elected at the annual meeting, each of these nominees would serve until the 2021 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. In the unanticipated event that one or more of such nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each person nominated for election has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve.

For more information, including biographical information, regarding these three nominees or the other members of our Board or information regarding our Board structure see the section entitled “Corporate Governance and Related Matters” elsewhere in this proxy statement.

Required Vote and Board Recommendation

Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. The three nominees receiving the highest number of “FOR” votes will be elected. Votes marked “withhold” and broker non-votes will have no effect on the outcome.

The Board unanimously recommends a vote “FOR” each of the
above-named director nominees in Proposal 1.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF BDO USA, LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2018

The Board is seeking stockholder ratification of the Audit Committee’s selection of BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. As a result of the Audit Committee’s review and consideration and following careful deliberation, the Audit Committee has re-appointed BDO as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2018. BDO has served as the Company’s independent registered public accounting firm since its appointment in July 2007.

In the event of a negative vote on such ratification by the Company’s stockholders, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of BDO are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

We have paid fees to BDO for the following professional services that they have provided to us as of, and for the years ended, December 31, 2017 and 2016:

(i)	the audit of our consolidated financial statements, as included in our Annual Reports on Form 10-K filed with the SEC;
(ii)	the reviews of our condensed consolidated interim financial statements, as filed on Forms 10-Q with the SEC; and
(iii)	reviews of other statutory and regulatory filings, such as registration statements on Forms S-1 or S-8.

Aggregate fees, including out-of-pocket expenses, for the above-listed professional services rendered by BDO during 2017 and 2016 were $1,151,000 and $1,023,000, respectively.

Audit-Related Fees

There were no audit-related fees paid to BDO during the years ended December 31, 2017 and 2016.

Tax Fees

There were $89,000 and $91,000 of fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance, tax advice and corporate tax planning for the years ended December 31, 2017 and 2016, respectively.

All Other Fees

There were no additional fees paid to BDO during the years ended December 31, 2017 and 2016.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining independence of our registered public accounting firm. At their regularly scheduled and special meetings, the Audit Committee considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm. For 2017, the Audit Committee pre-approved all of the audit services that were performed by BDO.

Required Vote and Board Recommendation

Approval of the ratification of BDO requires the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. Abstentions will have the effect of a vote against the proposal.

The Board unanimously recommends that you vote “FOR”
PROPOSAL 2 regarding the ratification of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors and Management

The following table sets forth certain information regarding our executive officers and directors April 20, 2018:

Name	Age	Position(s)
Saeed Motahari(5)(7)	52	President, Chief Executive Officer and Director
Andrew G. Long	53	Chief Financial Officer
Franc Del Fosse	46	General Counsel and Corporate Secretary
Steven Meyer(1)(2)(4)(6)	61	Chairman of the Board of Directors
Pierre Lapalme(2)(3)(4)(7)	77	Director
Vaseem Mahboob(1)(8)	48	Director
Brian Tambi(1)(5)(6)	72	Director
Rohit Vishnoi(1)(2)(3)(5)(7)	57	Director
Dr. Trudy Vanhove(5)(8)	52	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Compliance Committee
(5)	Member of the Science and Research and Development Committee
(6)	Class I director
(7)	Class II director
(8)	Class III director

Saeed Motahari has served as our President and Chief Executive Officer and member of the Board since April 2017.  Prior to joining the Company, Mr. Motahari served as the chief commercial officer of Purdue Pharma L.P., a pharmaceutical company, from May 2014 to April 2017.  From 2004 to 2014, Mr. Motahari worked at Abbott Laboratories and AbbVie, pharmaceutical companies, including serving as vice president of US Specialty Brands – New Launches.   Mr. Motahari also held P&L responsibility for Specialty Franchises in the Renal, Oncology, Endocrinology, Acute Care, Virology and Neuroscience therapeutic areas. Mr. Motahari has also led various commercial organizations at Abbott Laboratories, Bristol-Myers Squibb and Hoffmann-La Roche in managed care, commercial operations, global analytics and new product development.  Mr. Motahari received a BS in Biology and holds a Master’s of Business degree from Concordia University, Montreal, Canada. We believe that Mr. Motahari has sales, operational and business experience in the pharmaceutical industry which qualifies him to serve as our CEO and as a member of our Board.

Andrew G. Long has served as our Chief Financial Officer since August 2017.  He most recently served as senior vice president of Global Finance at Patheon, a pharmaceutical company, from 2015 to 2017, where he worked on a number of initiatives leading up to Patheon’s initial public offering.  Prior to working at Patheon, Mr. Long spent nine years as vice president of Finance for multiple divisions at Thermo Fisher Scientific. He began his career building financial expertise in various roles at Abbott Laboratories.  Mr. Long received his M.B.A. from the Kellogg School of Business at Northwestern University and earned his undergraduate degree in finance from Indiana University. We believe that Mr. Long has the finance and experience in the life science and bio-pharma industries which qualifies him to serve as our CFO.

Franc Del Fosse has served as our General Counsel since February 2014. Prior to joining the Company, Mr. Del Fosse was a partner at the law firm of Snell & Wilmer L.L.P.  He was an attorney at Snell & Wilmer from 2005-2014. From 2001-2005, Mr. Del Fosse was an associate at the law firm of Shearman & Sterling.  Mr. Del Fosse holds a J.D. degree from Columbia University School of Law and an undergraduate degree from Arizona State University.  He is a member of the State Bar of California and Arizona. We believe that Mr. Del Fosse has an extensive and multi-disciplinary legal background conducive to various legal needs of our growing and evolving company and which qualifies him to serve as our General Counsel.

Steven Meyer has served on our Board since November 2010 and has served as our Chairman of the Board since January 9, 2017. From August 2007 until November 2010, Mr. Meyer served as a director of Insys Pharma.  Mr. Meyer has served as a director of Akorn, Inc., a publicly traded specialty pharmaceutical company, since June 2009.  Since 2005, Mr. Meyer has served as the chief financial officer of JVM Realty, a private investment firm specializing in the acquisition, re-positioning and management of real estate for investors. Prior to that, Mr. Meyer was employed by Baxter International Incorporated, a global healthcare company that provides renal and hospital products. Mr. Meyer served as the corporate treasurer and international controller and vice president of Global Operations during a 23-year career at Baxter International, Inc.  Mr. Meyer earned his MBA in finance and accounting from the Kellogg Graduate School of Management at Northwestern University and his B.A. in Economics from the University of Illinois in Champaign-Urbana. He is an Illinois Certified Public Accountant.  We believe that Mr. Meyer’s management experience and his knowledge of the finance and healthcare industries give him a valuable understanding of our industry which qualifies him to serve as Chairman of the Board.

Pierre Lapalme has served on our Board since March 2011. Mr. Lapalme is chairman of the board of Pediapharm Inc., a publicly traded pharmaceutical company traded on the Toronto Stock Exchange, and has served on its board of directors since January 2014.  From January 2004 to June 2016, Mr. Lapalme served on the board of directors of BioMarin Pharmaceutical Inc., a publicly traded pharmaceutical company.  From August 2004 until January 2015, Mr. Lapalme served as chairman of the board of directors of BioMarin Pharmaceutical Inc.  From 2009 to 2016, Mr. Lapalme served on the board of directors of Aeterna Zentaris, Inc., a biopharmaceutical company publicly traded on the Toronto Stock Exchange.  From 1995 until his retirement in 2003, he served as the president and chief executive officer of North America Ethypharm, Inc., a drug delivery company. Throughout his career, Mr. Lapalme held numerous senior management positions in the pharmaceutical industry, including chief executive officer and chairman of the board of Rhône-Poulenc Pharmaceuticals, Inc., in Canada, from 1979 to 1994, and senior vice president and general manager of North America Ethicals, a division of Rhône-Poulenc Rorer, Inc. (now known as Sanofi) where he oversaw the development of the ethical pharmaceutical business in the United States, Canada, Mexico and Central America. Mr. Lapalme served on the board of the National Pharmaceutical Council and was a board member of the Pharmaceutical Manufacturers Association of Canada, where he played a leading role in reinstituting certain patent protection for pharmaceuticals. Mr. Lapalme also previously served on the board of directors of two other public companies: Sciele Pharmaceuticals Inc. from 2000 to 2008 and Bioxel Pharma from 2004 to 2009. He also served on the board of two private biotech companies. Mr. Lapalme studied at the University of Western Ontario and INSEAD France. We believe that Mr. Lapalme’s experience in the pharmaceutical industry gives him a valuable understanding of our industry which qualifies him to serve as a member of our Board.

Vaseem Mahboob has served on our Board since January 2018. Mr. Mahboob is the chief financial officer of Endologix, Inc., a medical technologies and device manufacturer. Prior to joining Endologix in October 2015, he served in several financial positions at GE Healthcare, a worldwide leader in medical device development and distribution. His most recent role was chief financial officer of their Global IT business. Prior to this position, he was the chief financial officer of their Eastern and African Emerging Markets, where he oversaw financial operations for medical device distribution sales and service spanning 84 countries and four zones including Russia, Turkey, Middle East and Africa.  Prior to this role, Mr. Mahboob was chief financial officer of GE Healthcare's Global Ultrasound Business, which is the most global and profitable within GE Healthcare. Mr. Mahboob also served as chief financial officer of GE Healthcare's Global Magnetic Resonance (MRI) Business, along with several other global financial leadership positions.  Mr. Mahboob was at GE from 2000 to 2015 in his various capacities.  Mr. Mahboob received a B.A. in Engineering from Bangalore University and a Masters of Business Administration (MBA) in Financial Markets and Institutions & Information Systems from State University of New York, Buffalo, NY. He is also a graduate of GE's highly regarded internal corporate audit staff where he was a senior audit manager. We believe that Mr. Mahboob’s experience in financial operations and oversight, as well as his pharmaceutical industry experience, qualifies him to serve as a member of our Board.

Brian Tambi has served on our Board since November 2010. From August 2007 until the November 2010, Mr. Tambi served as a director of Insys Pharma. Mr. Tambi has served as a member of the Board of Directors of Akorn, Inc., a publicly traded specialty pharmaceutical company, since June 2009.  Since forming the company in January 2006, Mr. Tambi has served as the chairman of the board, president and chief executive officer of Antrim Pharma (formerly BrianT Laboratories LLC), a pharmaceutical company currently focused on developing, manufacturing and marketing combinations of leading single agent drugs and delivery systems. From 1995 to January 2007, Mr. Tambi served as the chairman, president and chief executive officer of Morton Grove Pharmaceuticals, Inc. Prior to Morton Grove, Mr. Tambi served as president of Ivax North American Pharmaceuticals and as a member of the board of directors of Ivax Corporation (acquired by Teva), a publicly traded pharmaceutical company. Mr. Tambi also served as chief operating officer of Fujisawa USA, Inc., a subsidiary of Fujisawa Pharmaceutical Company, Ltd. Mr. Tambi also held executive positions at Lyphomed, Inc. and Bristol-Myers Squibb. Mr. Tambi earned his MBA in International Finance & Economics and his B.S. in Corporate Finance from Syracuse University. We believe that Mr. Tambi’s drug development and commercialization expertise in the pharmaceutical industry qualifies him to serve as a member of our Board.

Dr. Rohit Vishnoi has served on our Board since May 2017. Dr. Vishnoi has been serving as a member of the board of directors at Outset, a Warburg Pincus portfolio company since 2012.   He has been serving as a member of the board of directors of AVOSET since 2017.  In addition, he serves on the advisory boards for the Biomedical Engineering departments of Northwestern University and University of Illinois at Chicago.  From 2009 to 2015, Dr. Vishnoi served in positions of increasing responsibility at Hospira, a pharmaceutical company. He was the corporate vice president for the Device R&D organization at Hospira where he was responsible for providing strategic and operational direction. He was also a member of the board of directors of the Hospira Foundation.  Prior to joining Hospira, Dr. Vishnoi was the vice president for Global Product Development for the Renal Division at Baxter Healthcare. Over a 20-year career at Baxter, he held positions of increasing responsibility in research and development and general management.

Teams he led were the recipients of the Janus de la Santé Award in 2006, the Medical Design Excellence Award in 2005, and the R&D 100 Award for technologically significant product development in 1995. As an inventor, Dr. Vishnoi has been granted eleven design patents.  Dr. Vishnoi received his Masters of Management in Marketing and Finance in 1995 from Northwestern University and his Ph.D. in 1988 from the Rensselaer Polytechnic Institute. He received his Bachelor of Technology in Electrical Engineering from the Indian Institute of Technology, Kanpur in 1982.  We believe that Dr. Vishnoi’s research and development and general management experience in the pharmaceutical industry qualifies him to serve as a member of our Board.

Dr. Trudy Vanhove has served on our Board since April 2018.  Since 2012, Dr. Vanhove has served as a vice president of medical affairs and, subsequently, R&D search and evaluation at Jazz Pharmaceuticals, a pharmaceutical company.  Dr. Vanhove began her career at Abbott Laboratories in 1996. She has more than 20 years of experience in clinical drug development, medical affairs and business development and is the recipient of numerous awards, patents and scholarships and she has contributed to the medical literature as the lead author or a co-author on dozens of peer-reviewed journal articles.  Dr. Vanhove earned an M.D. and a Ph.D. in pharmacology from the Catholic University in Leuven, Belgium. Her education also includes a fellowship in clinical pharmacology at Stanford University and an executive M.B.A. from St. Mary’s College in California.  We believe that Dr. Vanhove’s drug development and clinical experience in the pharmaceutical industry qualifies her to serve as a member of our Board.

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of seven members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required.

Our Board is divided into three classes, as follows:

•	Class I, which consists of Steven Meyer and Brian Tambi, whose terms will expire at our annual meeting of stockholders to be held in 2020;
•

Class II, which consists of Pierre Lapalme, Saeed Motahari and Dr. Rohit Vishnoi, who are currently up for re-election and if reelected, whose terms will expire at our annual meeting of stockholders to be held in 2021;

•	Class III, which consists of Vaseem Mahboob and Dr. Trudy Vanhove, whose term will expire at our annual meeting of stockholders to be held in 2019.

At each annual meeting of stockholders, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our Board is currently seven members. The authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Kapoor Voting Trust and Controlled Company Status

Effective as of February 27, 2018, the Company entered into a voting trust agreement (the “Voting Trust Agreement”) by and among the Company, Dr. John N. Kapoor, Bessemer Trust Company of Delaware, N.A., as the initial trustee thereunder (the “Trustee”), and certain other specified beneficiaries (the “Beneficiaries”), pursuant to which the parties have established a voting trust (within the meaning of Section 218(a) of the Delaware General Corporation Law) (the “Voting Trust”).  During the term of the Voting Trust, the shares of the Company’s common stock beneficially owned by Dr. Kapoor and the Beneficiaries, including any such shares acquired subsequent to the effective date of the Voting Trust (the “Kapoor Shares”) shall be deposited with the Trustee and, except under certain limited circumstances, Dr. Kapoor (and the Beneficiaries) will not have control over voting decisions put before the stockholders of the Company.  As of the effective date of the Voting Trust Agreement, the Kapoor Shares subject to the trust totaled 42,536,080 and represented approximately 59% of the outstanding shares of common stock of the Company.  In addition, the trustee of The Kapoor Children’s 1992 Trust, which holds 4,557,950 shares of the Company’s common stock, has executed an irrevocable proxy whereby the shares held by such trust will be voted in the same proportion that the Kapoor Shares are voted.  For additional information, refer to the section entitled “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

Until the Voting Trust Agreement is terminated, all Kapoor Shares subject to the Voting Trust shall generally be voted on any matter by the Trustee as directed by a voting committee (the “Voting Committee”) whose members meet certain independence standards with respect to Dr. Kapoor.  More specifically, the initial Voting Committee shall consist of: (i) one individual who is an employee or agent of the Trustee; (ii) one member of the Board of the Company who meets specified independence standards; and (iii) three additional individuals who are independent from Dr. Kapoor and the Company.

If at any time the Kapoor Shares subject to the Voting Trust represent less than 40% of the outstanding shares of common stock of the Company, such Kapoor Shares shall be voted on any matter by the Trustee in the same proportion that the shares of the Company’s common stock that are not subject to the Voting Trust are voted on such matter.  Additionally, at any time during the term of the Voting Trust, with respect to a specified set of extraordinary matter, such as a change of control, Dr. Kapoor and the Beneficiaries shall also be entitled to direct the Trustee to vote “against” such matter.

The Voting Trust Agreement shall continue in effect until terminated upon the earliest to occur of certain specified events, including (i) the Voting Trust ceasing to hold any Kapoor Shares, (ii) the mutual agreement of the Company and Dr. Kapoor and (iii) upon written notice of termination by Dr. Kapoor; provided that, such notice by Dr. Kapoor may not be given unless all criminal charges, civil actions and any corporate integrity or similar agreement to which the Company is a party in connection with the current indictment against Dr. Kapoor have been fully and finally resolved or otherwise expired, as applicable.

As a result of the Voting Trust holding the Kapoor Shares, the Voting Trust is in a position to significantly influence the business affairs and policies of the Company, including the approval of significant transactions, the election of the members of the Board and other matters submitted to our stockholders. There can be no assurance that the interests of the Voting Trust will not conflict with the interest of our other stockholders. Furthermore, as a result of the Voting Trust’s voting power, we believe we are potentially a “controlled company” as defined in the NASDAQ Listing Rules and, therefore, we may avail ourselves of certain exemptions under applicable NASDAQ rules, including exemptions from the rules that require us to have (i) a majority of independent directors on the Board; (ii) independent director oversight of executive officer compensation; and (iii) independent director oversight of director nominations.  The Company does not have any plans at this time to avail itself of this controlled company exemption.

Director Independence

Under the NASDAQ independence criteria, a director cannot be considered independent if such director has one of the relationships specifically enumerated in the NASDAQ Listing Rules. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Our Board affirmatively determined, based upon the recommendation of our Nominating and Corporate Governance Committee, that six of our current seven directors, Pierre Lapalme, Steven Meyer, Vaseem Mahboob, Brian Tambi, Trudy Vanhove and Rohit Vishnoi, are independent directors as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.  As a result of his role as President and Chief Executive Officer, the Board determined to designate Mr. Motahari as a non-independent director.

Board Leadership Structure

Our Board is currently chaired by Steven Meyer. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Saeed Motahari serves as our Chief Executive Officer while Mr. Meyer serves as our Chairman of the Board but is not an officer. We expect and intend the positions of Chairman of the Board and Chief Executive Officer to be held by two individuals in the future as well.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its various standing Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking.  Our Compliance Committee assesses and monitors whether our compliance policies and programs have the potential to encourage ethical and compliance behavior.

Clawback Policy; Recoupment of Incentive Compensation

In April 2018, our Compensation Committee revised the reach and scope of our clawback and recoupment policies, by adopting a comprehensive policy and making such policy applicable to all employees.  Pursuant to this amended and restated clawback and recoupment policy, the Company will review and determine whether to seek recoupment of bonus awards (and other incentive compensation if applicable and appropriate) paid, granted or awarded to employees if, in the Company’s judgment:

(i)	the employee commits fraud or other intentional misconduct resulting in a material violation of law or Company policy that causes significant financial or criminal harm to the Company, or
(ii)

in the case of a supervisory role, the employee commits fraud or is negligent in failing in his or her responsibility to manage or monitor conduct or risks which resulted in the misconduct set forth in clause (i).

In the instance of a recoupment decision, the Company will use reasonable efforts to seek to recover any bonus awards (or other incentive compensation if applicable and appropriate) paid to the applicable employee in excess of the amount that would have been paid had the material violation, fraud or intentional misconduct not occurred.

The Company will disclose the circumstances of any recoupment of compensation from any “executive officer” (as such term may defined under the Exchange Act or Regulation S-K) under the amended policy to the extent that:

(i)	it is required by law or regulation, or
(ii)	the Board determines that disclosure would be in the best interest of the Company and its shareholders.

This amended policy will operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation. The Company will also comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will modify its policy to the extent required by law once the SEC adopts final regulations on the subject.

Executive Sessions of Independent Directors

As deemed appropriate by our independent directors, our independent directors meet periodically in executive sessions when only independent directors are present. Persons interested in communicating with the independent directors may address correspondence to the “Independent Directors” as set forth below under the heading entitled “Communications with the Board.”

Board Meetings

During the year ended December 31, 2017, our Board held seven (7) full Board meetings, four (4) Audit Committee meetings, five (5) Compensation Committee meetings, four (4) Nominating and Corporate Governance Committee meetings, twenty-two (22) Compliance Committee meetings.   Our Science and Research and Development Committee has not been conducting formal meetings.  Each of these aforementioned Board or committee meetings were held either in conjunction with in-person meetings or held telephonically as formal meetings.

In 2017, the Board and its committees also had informal, telephonic update calls from time to time as deemed appropriate by the Board or the committee members.  For instance, given the ongoing search for new members of the Board, our Nominating and Corporate Governance Committee had a significant number of informal calls and other communications to stay apprised of and direct this process.  Moreover, our Science and Research and Development Committee has not been conducting formal meetings but may have a member attend an internal meeting of R&D employees along with our CEO or may provide the CEO other feedback as such committee members deem appropriate after being apprised of R&D strategy or updates. In addition, from time to time, our full board or our compensation committee may take actions by unanimous written consent in lieu of a meeting as permitted by Delaware law and our bylaws.  In 2017, each incumbent director (other than Vaseem Mahboob and Dr. Trudy Vanhove who were both appointed to the Board in 2018) attended at least 75% of the aggregate number of meetings of (i) the Board held during the period for which he was a director and (ii) the Board committees on which such director served during the periods that he served. Directors are strongly encouraged to attend the annual meeting of stockholders unless extenuating circumstances prevent them from attending, although we do not have a formal, written policy requiring such attendance. Each of our directors, who were serving on the Board at the time, attended the 2017 annual meeting of stockholders.

Communications with the Board

Stockholders and other interested parties who wish to communicate with our Board, or a particular director or group of directors, may do so by sending a letter to Corporate Secretary at Insys Therapeutics, Inc., 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication”, and the letter should indicate whether the intended recipients are the entire Board, a specific group or committee of the Board, or an individual director. All such communications received by the Company relating to bona fide issues concerning the Company will be promptly copied and distributed to the appropriate director or directors.  The Nominating and Corporate Governance Committee considers stockholder nominees using the same criteria set forth below under the heading entitled “Nomination of Directors.”

Nomination of Directors

As discussed below, our Nominating and Corporate Governance Committee reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, this committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise but the Board has not established specific minimum qualifications for nominees, other than those established by NASDAQ or the SEC in connection with service on a specific committee of the Board. The Nominating and Corporate Governance Committee does not have a formal policy with respect to the consideration of director candidates in connection with the consideration of any director candidates recommended by our stockholders. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity. Stockholders who wish to present a potential nominee to the Nominating and Corporate Governance Committee for consideration for election at a future annual meeting of stockholders must provide this committee with notice of the recommendation and certain information regarding the candidate within the time periods set forth under the caption “Is there any information that I should know about future annual meetings?” in the section “Questions and Answers About This Proxy Material and Voting.”

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee. Each of their respective committee charters are available from the corporate governance section of our website at http://www.insysrx.com under the heading “Investors.”  In addition, our Board has established a Science and Research and Development Committee; the Board has not yet adopted a charter for this committee, which to date has acted in a more informal manner.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee currently consists of Steven Meyer, Brian Tambi, Rohit Vishnoi and Vaseem Mahboob.  Mr. Meyer currently serves as the chair of our Audit Committee.  Our Board has determined that each of the members of our Audit Committee satisfies the NASDAQ Stock Market and SEC independence requirements. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•

prior to engagement of any independent auditors, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;

•

reviewing our annual and quarterly consolidated financial statements and reports, including the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the Audit Committee report that the SEC requires in our annual proxy statement;
•

reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policies and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•	reviewing on a periodic basis our investment policy;
•	retaining outside independent counsel as deemed appropriate in discharging its duties; and
•	evaluating on an annual basis the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Our Board has determined that Mr. Meyer qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NASDAQ Listing Rules. In making this determination, our board has considered Mr. Meyer’s formal education and the nature and scope of experience that he has previously had with public companies. Further information regarding Mr. Meyer’s background that qualifies him as an audit committee financial expert is included under the heading “Board of Directors and Management.” Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Compensation Committee

Our Compensation Committee currently consists of Pierre Lapalme, Steven Meyer and Rohit Vishnoi. Dr. Vishnoi currently serves as the chair of our Compensation Committee. Messrs. Lapalme and Meyer and Dr. Vishnoi are each a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code and satisfy the NASDAQ Stock Market independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•	reviewing and approving the compensation and other terms of employment of our executive officers;
•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•

if required, establishing policies with respect to votes by our stockholders to approve on an advisory basis executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	as appropriate, selecting and receiving advice from compensation consultants, legal counsel and other advisors, only after considering the factors set forth in Section 10C of the Exchange Act;

•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•	reviewing the adequacy of its charter on a periodic basis;
•

reviewing with management and approving our disclosures in the section entitled “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such section is included in any such report or proxy statement;

•	preparing the Compensation Committee report that the SEC requires in our annual proxy statement; and
•	reviewing, discussing, and assessing on an annual basis the performance of the Compensation Committee.

Compliance Committee

Our Compliance Committee currently consists of Pierre Lapalme and Steven Meyer.  Mr. Lapalme currently serves as the chair of the Compliance Committee.  Although not required, our Board has determined that each of the members of our Compliance Committee satisfies the NASDAQ Stock Market and SEC independence requirements. The functions of this committee include, among other things:

•

reviewing and overseeing the Company’s compliance program, including routinely evaluating its effectiveness and receiving updates about the activities of the chief compliance officer and other compliance personnel;

•	overseeing and receiving updates from in-house and outside legal counsel regarding the Company’s ongoing federal and state investigations;
•	reporting to the Board on relevant compliance or regulatory issues involving the Company as reported by management and the compliance function; and
•	retaining outside independent counsel as deemed appropriate by the committee in discharging its duties.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Pierre Lapalme and Rohit Vishnoi. Mr. Lapalme currently serves as the chair of our Nominating and Corporate Governance Committee and each of Mr. Lapalme and Dr. Vishnoi satisfies the NASDAQ Stock Market independence requirements. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;
•	determining the minimum qualifications for service on our Board;
•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•	evaluating, nominating and recommending individuals for membership on our Board;
•	evaluating recommendations by stockholders of candidates for election to our Board;
•	considering and assessing the independence of members of our Board;

•

as appropriate, developing corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application, and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise;
•	reviewing the adequacy of its charter on an annual basis; and
•	reviewing, discussing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee.

Science and Research and Development Committee

Our Science and Research and Development Committee currently consists of Brian Tambi, Saeed Motahari, Trudy Vanhove and Rohit Vishnoi. Mr. Tambi currently serves as the chair of our Science and Research and Development Committee. The Board has not yet adopted a charter for this committee but anticipates doing so and posting this charter on the Company’s website.  The functions of this committee include, among other things:

•	monitoring progress of the Company’s research and development (“R&D”) pipeline;
•	evaluating the quality, direction and effectiveness of the company’s R&D programs; and
•	assessing the performance of R&D leaders and the sufficiency and adequacy of R&D strategies.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2017 were Rohit Vishnoi (current chair), Pierre Lapalme, Steven Meyer, Patrick P. Fourteau (former director) and Dr. Theodore H. Stanley (former director).  Currently and at all times during 2017, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board.  None of the individuals serving as members of our Compensation Committee are now or were previously an officer or employee of the Company.

DIRECTOR COMPENSATION

From time to time the Board may, in its discretion, choose to provide cash or equity compensation to our non-employee directors.

2017 Director Compensation.  Our 2017 Board compensation program policy provided that each eligible, non-employee member of our Board received the following cash compensation for board services, as applicable:

•	$50,000 per year for service as a Board member and $50,000 for chairman of the Board;
•	$25,000 per year for service as the chairman of the Audit Committee and $15,000 per year for service as a member of such committee;
•	$20,000 per year for service as the chairman of the Compensation Committee and $10,000 per year for service as a member of such committee;
•	$25,000 per year for service as the chairman of the Compliance Committee and $15,000 per year for service as a member of such committee;
•	$10,000 per year for service as the chairman of the Nominating and Corporate Governance Committee and $5,000 per year for service as a member of such committee; and
•	$15,000 per year for service as the chairman of the Science and Research and Development Committee and $8,000 per year for service on such committee.

In addition, in 2017, each director received an option to purchase 16,000 shares of our common stock and 4,000 restricted stock units (“RSUs”).

The following table sets forth compensation paid to our non-employee directors for the year 2017. Mr. Motahari and Dr. Kapoor were employee directors during 2017 and their compensation is fully reflected in the “Summary Compensation Table” below in the section “Executive Compensation.”

2017 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Patrick Fourteau(4)	119,167	50,600	112,613	—	—	—	282,380
Pierre Lapalme	85,000	50,600	112,613	—	—	—	248,213
Steven Meyer	140,000	50,600	112,613	—	—	—	303,213
Ted Stanley(5)	65,000	50,600	112,613	—	—	—	228,213
Brian Tambi	73,000	50,600	112,613	—	—	—	236,213
Rohit Vishnoi	31,500	64,080	142,318	—	—	—	237,898

(1)	The dollar amount of all fees paid in cash for services as a director, including committee and/or chairmanship fees.
(2)

Other than for Dr. Vishnoi, this column represents an annual grant of 4,000 RSUs to each director, with the price of the common stock on the date of grant at $12.65.  Dr. Vishnoi’s figure represents a grant of 6,000 RSUs, with the price of the common stock on the date of grant at $10.68.  As of December 31, 2017, each non-employee director had 4,000 RSUs outstanding, except Dr. Vishnoi who had 6,000 RSUs outstanding.  These amounts do not reflect the actual economic value that will be realized by the member of the Board upon the vesting of the RSUs, the acceleration of the RSUs or the sale of the common stock underlying the RSUs.

(3)

This column presents the aggregate grant date fair value of stock options granted during 2017. The grant date fair values were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used were the same as those reflected in Note 2 and Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. As of December 31, 2017, each non-employee director had the following number of total options outstanding (both vested and unvested): Mr. Fourteau – 141,632; Mr. Lapalme – 210,770; Mr. Meyer – 189,421; Mr. Stanley – 57,500; Mr. Tambi – 239,504; and Dr. Vishnoi – 24,000.  These

amounts do not reflect the actual economic value that will be realized by the member of the Board upon the vesting of the stock options, the exercise of the stock options, the acceleration of the stock options or the sale of the common stock underlying the stock options.

(4)	Mr. Fourteau resigned from the Board on October 29, 2017.
(5)	Mr. Stanley passed away in July 2017.

COMPENSATION DISCUSSION AND Analysis

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this proxy statement with respect to the compensation of our named executive officers.  During fiscal 2017, the following officers served in the capacity as a named executive officer:

Saeed Motahari	President and Chief Executive Officer

Andrew G. Long	Chief Financial Officer

Franc Del Fosse	General Counsel and Corporate Secretary

John N. Kapoor	Former President and Chief Executive Officer

Santosh Vetticaden	Former Interim Chief Executive Officer and Chief Medical Officer

Darryl S. Baker	Former Chief Financial Officer

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to retain current executive officers, to align the interest of management with our stockholders and to entice qualified individuals to join the Company in executive positions as such positions are created or vacated. Historically, the compensation program of the Company is intended to be a holistic approach where total compensation realized by the executive is considered.

While this CD&A focuses on the compensation of the named executive officers, the philosophy and objectives we discuss are generally applicable to all of the Company’s senior management who are not considered named executive officers.

Implementation of Objectives

It is the duty of the Compensation Committee to review and determine the annual compensation paid to the President and Chief Executive Officer (“CEO”).  The Compensation Committee intends to review the compensation of the Chief Executive Officer at least annually to ensure that it is fair, reasonable and aligned with the Company’s overall objectives. The Company’s current CEO, Saeed Motahari, was hired in April 2017.  In setting his compensation, the Compensation Committee reviewed information related to the Company’s peer group (as discussed further below), as well as Mr. Motahari’s previous compensation history with other employers.

The Compensation Committee also periodically reviews the general compensation for the Company’s other senior management.  The Compensation Committee traditionally delegates significant responsibility to the CEO for establishing and reviewing the performance of the other named executive officers (and other senior management), appropriate levels and components of compensation, and any other items as the Compensation Committee may request.

Traditionally, the Company generally seeks to compensate individual executives commensurate with historic pay levels for such position at the Company, adjusted for time in such position and tenure with the Company.  Base salary increases are strongly correlated to the CEO’s assessment of each named executive officer’s performance and his recommendation on the appropriateness of any increase.  Cash bonus opportunities generally stay consistent as a percentage of base salary as identified in the named executive officer’s employment agreement, although these may also be adjusted with the CEO’s assessment of performance.

The intention of the Company has been to compensate the named executive officers in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes.  In 2017, the Compensation Committee and the CEO had the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Internal Revenue Code if they determined that such compensation was in the best interests of the Company and its stockholders.  For fiscal 2017, the Company expects to deduct most if not all of the compensation expenses paid to the named executive officers.

Elements Used to Achieve Compensation Objectives

The principal components of the Company’s compensation program in fiscal 2017 were: (i) base salary, (ii) annual cash bonus; (iii) long-term incentives; and (iv) other benefits.

Base Salary. The Company pays its named executive officers base salaries commensurate with the scope of their job responsibilities, individual experience, performance market benchmarking, and the period of time over which they have performed their duties. The base salary is typically reviewed annually with adjustments made based upon an analysis of performance but there are no guarantees of base salary adjustments.  The amount of base salary paid to each of the named executive officers during fiscal 2017 is shown in the Summary Compensation Table (“SCT”).

Annual Cash Bonuses. Annual cash bonuses have been typically awarded to named executive officers and each named executive officer does have a target bonus percentage set forth in his employment agreement.  Traditionally, this was based upon subjective criteria determined by the Compensation Committee and the CEO. These criteria may include such factors as level of responsibility, contributions to results, and retention considerations. In 2017, in an effort to have annual cash bonuses specifically tied to the achievement of corporate goals that would align management with stockholders, specific corporate goals were considered in connection with bonus payouts as discussed further below. The amount of cash bonuses paid to each of the named executive officers during fiscal 2017 is shown in the SCT.

Long-Term Incentives. As part of its total compensation philosophy, the Company has used equity incentive compensation in the form of stock option grants and restricted stock units, which are discretionary. Equity incentive compensation is provided to further align individual, company, and stockholder interests. Equity awards are based on the quality and depth of the past and current performance and the potential future contribution and experience of each individual executive. Compensation expense, as well as the impact of equity incentive awards on total diluted shares outstanding, is additionally taken into account when determining equity-based grants. Option awards for named executive officers have to date been subject to time-based vesting, typically over four years. RSU awards for named executive officers have to date also been subject to time-based vesting, typically ratably over three years, although exceptions are sometimes made for special awards. The amount of equity incentive compensation paid to each of the named executive officers during fiscal 2017 is shown in the SCT.

Other Benefits. The named executive officers participate in employee benefits plans generally available to all full-time employees of the Company on a non-discriminatory basis including medical, dental and vision insurance, an employee stock purchase plan, a 401(k) plan and vacation and sick pay.

Compensation Data and Consultants

From time to time, our Compensation Committee will engage experts to inform its decisions on executive compensation decisions. The Compensation Committee has relied on Willis Towers Watson for recommendations related to peer group assessments and long-term incentive compensation recommendations in connection with the option grants provided to named executive officers and directors.

Peer Group

In 2016, Willis Towers Watson performed a study for the Company on the compensation practices of a group of 15 pharmaceutical companies. In selecting the peer group for informing certain compensation decisions, the Compensation Committee (i) developed peer group screening criteria; (ii) reviewed the 2015 peer group established and eliminated four of the previous peer companies (i.e., Auxilium, Neogen, PDL Biopharma and Sagent Pharmaceuticals) and (iii) added 9 new companies. Willis Towers Watson generally selected biopharmaceutical companies with revenues ranges that set the 25th percentile at $240 million and the 75th percentile at $492 million, and market capitalizations ranges that set the 25th percentile at $940 million and the 75th percentile at $2.1 billion. The peer group companies examined by the Compensation Committee were as follows:

Acorda Therapeutics, Inc.	Nektar Therapeutics
Akorn, Inc.	Opko Health, Inc.
Depomed, Inc.	Pacira Pharmaceuticals, Inc.
Emergent BioSolutions, Inc.	Pernix Therapeutics Holdings, Inc.
Five Prime Therapeutics, Inc.	Spectrum Pharmaceuticals, Inc.
Genomic Health Inc.	Supernus Pharmaceuticals, Inc.
Horizon Pharma	The Medicines Company
Lannett Company, Inc.

This peer group was not adjusted in 2017.  The Compensation Committee believes it is important to re-evaluate, from time to time, our peer group due to changes in our level of net sales and market capitalization, as well as changes with respect to individual companies in the prior year’s peer group. For example, the Company’s revenue and market capitalization is volatile and may evolve from year to year. Our Compensation Committee and our Board of Directors generally view market capitalization along with revenue and other factors like revenue growth and research and development expenses as important factors in determining the peer group but other factors are also considered such as identifying specialty pharmaceutical companies that our Board of Directors might deem as being similarly situated in some manner such as operational, product or life cycle similarities, including identifying companies we may be competing with for talent.

Compensation Risk Assessment

The Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not named executive officers, and does not believe that such polices are reasonably likely to have a material adverse effect on the Company. In consideration of these matters and after reviewing each element of the Company’s compensation programs including base salary, cash incentives and equity compensation, we determined that (i) our named executive officers’ compensation, including incentive compensation, is not a significant percentage of revenue for the Company or any applicable subsidiary’s revenue and (ii) due to our relatively conservative approach to compensation for our named executive officers, our policies and programs do not encourage excessive risk-taking by our management or our Board of Directors and result in a strong alignment between the interests of management and stockholders.

Advisory Vote on the Compensation of the Company’s Named Executive Officers

As disclosed in the Company’s 2016 proxy statement, stockholders voted and approved a proposal at the 2016 annual meeting of stockholders regarding our executive compensation program and policies. Based upon our Compensation Committee’s evaluation of the results of such vote, the Compensation Committee determined that no changes to our executive compensation program and policies for fiscal 2017 compensation were appropriate. The Compensation Committee will continue to consider the outcome of future advisory votes when making future compensation decisions for the named executive officers.

Analysis of Fiscal 2017 Compensation Decisions

Base Salary Adjustments. In February 2017, the base salaries of the then Interim CEO, Dr. Santosh Vetticaden, and the General Counsel, Franc Del Fosse, were adjusted to $450,000 and $325,000, respectively.  For Dr. Vetticaden, this adjustment was made based upon his willingness to accept additional duties during an interim period while the Company was actively pursuing a search process for a permanent CEO.  On March 27, 2017, the Company announced that, effective April 17, 2017, Saeed Motahari was appointed the CEO and a member of the Company’s Board.  Mr. Vetticaden resigned from his position on April 28, 2017.  For Mr. Del Fosse, this adjustment was based upon time in the position, tenure at the Company and by market benchmarking including the Company’s peer group information.  Both Messrs. Motahari and Long joined the Company in 2017, so there were no adjustments to 2017 base salary related to these current named executive officers.

Appointment of New CEO and CFO. Effective April 17, 2017, Saeed Motahari became the Company’s President and Chief Executive Officer and was appointed to the Company’s Board of Directors.  Effective August 7, 2017, Andrew G. Long became the Company’s new Chief Financial Officer.  In connection with the commencement of each of their employment, the Compensation Committee of the Board has approved: (i) for Mr. Motahari an option grant for 325,000 of shares of the Company’s common stock and for Mr. Long an option grant for 100,000 of shares of the Company’s common stock, with each such option grant vesting equaling over a 48 month period and priced at the closing price for the Company’s common stock on his first date of employment (subject to such other terms and conditions as set forth in the applicable equity plan and any relevant option agreement accompanying any such option grant); (ii) for Mr. Motahari a grant of 33,000 restricted stock units and for Mr. Long a grant of 15,000 restricted stock units, each vesting annually and equally over 36 months priced at the closing price for the Company’s common stock on his first date of employment (subject to such other terms and conditions as set forth in the applicable equity plan and any relevant grant agreement accompanying any such grant); (iii) for Mr. Motahari, an annual base salary of $675,000 and for Mr. Long an annual base salary of $350,000, each to be paid consistent with the Company’s payroll policies and protocols; (iv) eligibility of a performance-based, cash bonus, for Mr. Motahari of up to one hundred percent (100%) of his base salary at “target” and for Mr. Long of up to sixty percent (60%) of his base salary at “target,” with eligibility to participate in any additional officer incentive program of the Company adopted by the Board and/or the Compensation Committee of the Board that provides for the payment of annual performance-based cash bonuses to the Company’s executive officers.  Any cash bonus earned by Messrs. Motahari and Long pursuant to any such program will be subject to standard payroll deductions and applicable tax withholdings and each officer must remain employed by the Company as an employee in good standing through the end of the applicable calendar year and the payout date in order to receive the bonus.  Each officer is also entitled to customary benefits such as relocation assistance, health and life insurance and retirement benefits.

Implementation of Clawback Policy.  In 2017, management began working with the Compensation Committee in connection with implementing a revised and amended clawback policy.  In April 2018, our Compensation Committee revised the reach and scope of our clawback and recoupment policies, by adopting a comprehensive policy and making such policy applicable to all employees. Ultimately, the Compensation Committee adopted an amended and restated clawback and recoupment policy, which requires the Company to review and determine whether to seek recoupment of bonus awards (and other incentive compensation if applicable and appropriate) paid, granted or awarded to employees if, in the Company’s judgment: (i) the employee commits fraud or other intentional misconduct resulting in a material violation of law or Company policy that causes significant financial or criminal harm to the Company, or (ii) in the case of a supervisory role, the employee commits fraud or is negligent in failing in his or her responsibility to manage or monitor conduct or risks which resulted in the misconduct set forth in clause (i).  See the section titled “Clawback Policy; Recoupment of Incentive Compensation” for more details on this amended and restated policy.

Annual Bonus Payouts for 2017. In 2017, annual cash bonus awards for named executive officers were incentive driven based upon business objectives and targets.  Pursuant to the terms and conditions of his employment agreement, in connection with recruiting and hiring Mr. Motahari, the Compensation Committee guaranteed Mr. Motahari that (in the event he was an “active” employee through December 31, 2017) his 2017 annual cash bonus would be at least 80% of his base salary.   In December 2017, the Board approved annual cash bonus payouts for named executive officers at a target level of 96% of target bonus percentage (for Mr. Motahari, 100% of base salary and for Messrs. Long and Del Fosse, 60% of base salary), with the CEO authorized to make adjustments to individual’s bonuses (other than his own).  Such bonus determinations were made based upon set corporate goals, as discussed further below.  In connection with his deliberations, Mr. Motahari did not adjust Mr. Del Fosse’s or Mr. Long’s bonus in any material way and Mr. Long’s bonus was prorated for his time in his position.

Prior to a December 2017 board meeting, senior management provided the Board with certain information related to an achievement of 96% of total corporate goals considered in connection with 2017 year-end bonuses.  The below table sets forth a brief description of such goals and the achievement related thereto:

Revenue Target	Total 2017 Net Revenues of $180 M Achieved 78% of Total 2017 Net Revenue Targets with Total 2017 Revenue at $140.7M	Weighting given towards total corporate goal achievement: 31%
Address on-going governmental investigations

1.Continue to cooperate with federal and state governmental investigations into sales and marketing practices.

2.Resolve investigations, when feasible and appropriate, or otherwise address investigations with appropriate and expedient actions.

Achieved at 80% of Total Goals

Weighting given towards total corporate goal achievement: 20%
Achieve Long-Term Growth via New Products and Indications

1.Buprenorphine--Submit acute pain NDA

2.Epinephrine--File IND and conduct POC

3.Buprenorphine –Complete 7-day safety study

4.Syndros--Initiate one trial for label expansion

5.CBD Program—Initiate 1 trial and File 1 IND

6.Naloxone--File IND and conduct POC

Achievement viewed above 100% of Total Goals

Weighting given towards total corporate goal achievement: 30%

Manufacturing/ Quality

1.No new “significant” FDA/Regulatory compliance issues

2.Complete Round Rock Plant expansion project and related product operations

3.Reach 100% customer service level for both commercial products.

4.Observe all Serialization Project deadlines for products

Achieved at 100% of Total Goals

Weighting given towards total corporate goal achievement: 10%
Employee Engagement	Develop employee engagement baseline via 2017 employee survey; in 2018, initiate same employee survey for comparison between 2017/2018 Achieved at 100% of Total Goals	Weighting given towards total corporate goal achievement: 5%

Company imperative underlying all goals: Individually and collectively drive and maintain high ethical standards and compliance within all laws, regulations and INSYS policies, with zero tolerance for non-adherence at all levels within the organization

Total corporate goal achievement at 96%

Long-Term Incentive Grants in Fiscal 2017.  Messrs. Motahari and Long received long-term incentive equity grants in connection with the commencement of their employment, with Mr. Motahari receiving, on April 17, 2017, an option grant with respect to 325,000 shares of our common stock and 33,000 RSUs and Mr. Long receiving, on August 7, 2017, an option grant with respect to 100,000 shares of our common stock and 15,000 RSUs.  On February 21, 2017, our Compensation Committee granted Mr. Del Fosse an option grant with respect to 56,000 shares of common stock and 14,000 RSUs. In addition, on July 31, 2017, Mr. Del Fosse received a grant of 8,000 RSUs.  Finally, on November 17, 2017, our current named executive officers each received an option grant as follows: (i) for Mr. Motahari, an option grant with respect to 40,000 shares of our common stock, (ii) for Mr. Long, an option grant with respect to 15,000 shares of our common stock, and (iii) for Mr. Del Fosse, an option grant with respect to 25,000 shares of our common stock.  For more information regarding these grants to named executive officers, please refer to the table of 2017 Grants of Plan-Based Awards.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with our management. Based on the review and discussions, the Compensation Committee has recommended that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors of Insys Therapeutics, Inc.

Rohit Vishnoi (Chairman)
Pierre Lapalme

Steven Meyer

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2017, 2016 and 2015, as applicable, by (1) our principal executive officer, (2) our principal financial officer, (3) our next highest compensated executive officer other than our principal executive officer and principal financial officer and (4) three other individuals who served as either our principal executive officer or our principal financial officer during the year ended December 31, 2017 but are no longer employed by us. These individuals are collectively referred to herein as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Saeed Motahari(7)	2017	454,327	—	348,810	2,178,541	648,000	65,321	3,694,999
President, CEO and Director
Andrew G. Long(8)	2017	127,985	—	149,550	610,353	86,000	36,997	1,010,885
Chief Financial Officer
Franc Del Fosse	2017	325,000	—	268,780	517,425	187,200	8,939	1,307,344
General Counsel & Corporate Secretary	2016	260,000	39,000	—	358,026	—	8,900	665,926
	2015	255,481	123,500	—	898,882	—	8,484	1,286,347
John N. Kapoor(9)	2017	25,846	—	—	—	—	70,417	96,263
Former President, CEO and Chairman	2016	420,000	126,000	—	—	—	4,745	550,745
	2015	53,308	—	—	310,033	—	200,000	563,341
Santosh Vetticaden(10)	2017	150,962	—	177,100	622,883	—	320	951,265
Former Interim CEO and CMO
Darryl S. Baker(11)	2017	173,250	—	177,100	442,983	—	205,523	998,856
Former Chief Financial Officer	2016	273,000	40,950	—	358,026	—	8,900	680,876
	2015	270,650	129,675	—	898,882	—	8,484	1,307,691

(1)

Amounts shown represent base salary earned or paid during the applicable fiscal year, as described below in the section entitled “Base Salary.”  For Drs. Kapoor and Vetticaden, this represents base salary amounts paid to each individual in 2017, a year in which each served part of the year as our Chief Executive Officer prior to Mr. Motahari joining on April 17, 2017.  For Mr. Baker, this represents base salary amounts paid to him prior to his departure in August 2017 and for Mr. Long this represents base salary amount paid to him after joining the Company in August 2017.

(2)	Amounts shown represent discretionary cash bonuses that were approved by our Board for 2016 and 2015.
(3)

This column represents grants of restricted stock units to each employee, with the value equaling the number of RSUs multiplied by the price of the common stock on the date of grant.  See “2017 Grants of Plan-Based Awards”. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the RSUs, the acceleration of the RSUs or the sale of the common stock underlying the RSUs.

(4)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the years presented computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 and Note 9 to our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2017. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, the acceleration of the stock options or the sale of the common stock underlying the stock options.

(5)

Commencing in 2017, annual cash bonuses were specifically tied to the achievement of specific corporate goals that were approved by our Board, as described in “Compensation Discussion and Analysis—Analysis of Fiscal 2017 Compensation Decisions—Annual Bonus Payouts for 2017.”  For Mr. Long, such bonus was prorated for the portion of 2017 for which he served as our Chief Financial Officer.

(6)

For Mr. Del Fosse, amounts of $534, $950 and $839 were paid for him in connection with life insurance and long-term disability insurance premiums in 2015, 2016 and 2017, respectively.  For Mr. Baker, amounts of $534, $950 and $310 were paid for him in connection with life insurance and long-term disability insurance premiums in 2015, 2016 and 2017, respectively.  In 2017 for Messrs. Vetticaden, Motahari and Long, amounts of $320, $472 and $178, respectively, were paid for each individual in connection with life insurance and long-term disability insurance premiums.  For Mr. Baker, this also includes (i) for 2015 and 2016 respectively, $7,950 and $7,950 for 401(k) employer matching contributions and (ii) for 2017, $99,750 for severance payments, $96,934 for a prorated bonus payment and $8,529 for COBRA (health insurance) payments in connection with his resignation from the Company.  For Mr. Del Fosse, this also includes $7,950, $7,950 and $8,100 for 401(k) employer matching contributions in 2015, 2016 and 2017, respectively. For Mr. Long, this includes $808 for 401(k) employer matching contributions in 2017.  For Messrs. Motahari and Long, these amounts include $64,849 and $36,011, respectively related to relocation expenses.  For Dr. Kapoor the amounts in this column reflect (i) in 2015, prior to becoming CEO, Dr. Kapoor was paid $200,000 pursuant to a consulting arrangement while he was Executive Chairman of the Board and (ii) in 2017, after stepping down as CEO in January 2017, Dr. Kapoor earned $70,417 in Board fees prior to his resignation from the Board in October 2017.

(7)	Mr. Motahari became our President and Chief Executive Officer on April 17, 2017.
(8)	Mr. Long became our Chief Financial Officer on August 7, 2017.
(9)

Effective January 9, 2017, Dr. Kapoor retired as President and Chief Executive Officer and Chairman.  Dr. Kapoor had been serving as our President and Chief Executive Officer since November 4, 2015.  On October 29, 2017, Dr. Kapoor resigned from the Board.

(10)

Effective April 11, 2017, Dr. Vetticaden resigned as Interim Chief Executive Officer and Chief Medical Officer.  Dr. Vetticaden had been serving as Interim Chief Executive Officer since January 9, 2017.

(11)	Effective August 7, 2017, Mr. Baker resigned as Chief Financial Officer. Mr. Baker had been serving as Chief Financial Officer since October 2012.

Base Salary

Base salaries for our named executive officers are established based on the scope of their job responsibilities, individual experience, performance market benchmarking, and the period of time over which they have performed their duties. The base salary of each executive officer is initially established in the named executive officer’s employment agreement or offer letter with us, and may be increased from time to time in the sole discretion of the Board or Compensation Committee. Our Compensation Committee has increasingly utilized peer group and other benchmarking data when establishing applied specific formulas to determine any increases. The amount of base salary paid to each of the named executive officers during fiscal 2017 is shown in the Summary Compensation Table (“SCT”). Each of our named executive officer’s current annual base salaries are set forth below.

Name	Base Salary ($)
Saeed Motahari	675,000
Andrew G. Long	350,000
Franc Del Fosse	325,000

Annual Bonus Opportunity

Annual cash bonuses have been typically awarded to named executive officers and each named executive officer does have a target bonus percentage set forth in his agreement.  Traditionally, this was based upon subjective criteria determined by the Compensation Committee and the CEO. These criteria may include such factors as level of responsibility, contributions to results, and retention considerations. In 2017, in an effort to have annual cash bonuses specifically tied to the achievement of corporate goals that would align management with stockholders, specific corporate goals were considered in connection with bonus payouts as discussed further below. The amount of cash bonuses paid to each of the named executive officers during fiscal 2017 is shown in the SCT.  Please refer to the “Compensation Discussion and Analysis” for a more comprehensive discussion of the payment of year-end cash bonus awards including the corporate goals used for such payouts. For 2018 bonuses, our Board has approved objectives or targets generated by management to be considered in connection with the payment of 2018 year-end cash bonus awards related to: (i) total revenue targets, (ii) progress of governmental investigations and legal proceedings, (iii) execution on key pipeline programs, (iv) optimizing manufacturing and maintaining quality control and (v) matters related to retaining, recruiting and developing employee talent.

Long-Term Equity-Based Compensation

As part of its total compensation philosophy, the Company has used equity incentive compensation in the form of stock option grants and restricted stock units, which are discretionary. Equity incentive compensation is provided to further align individual, company, and stockholder interests. Equity awards are based on the quality and depth of the past and current performance and the potential future contribution and experience of each individual executive. Compensation expense, as well as the impact of equity incentive awards on total diluted shares outstanding, is additionally taken into account when determining equity-based grants. Equity awards, in the form of options grants, have to date been subject to time-based vesting, typically over four years. The amount of equity incentive compensation paid to each of the named executive officers during fiscal 2017 is shown in the SCT.

Upon joining us, a named executive officer may be granted an initial option award that is primarily based on competitive conditions applicable to such officer’s specific position. Periodic equity awards to named executive officers are made based on an assessment of their sustained performance over time, their ability to impact results that drive value to our stockholders and their organization level. Our CEO periodically reviews the performance of our named executive officers on the bases noted above and recommends to our Board and Compensation Committee any option awards deemed appropriate.

Directly below are tables setting forth equity grants to our named executive officers in 2017.

2017 Grants of Plan-Based Awards

The following table provides additional information about equity awards granted to our named executive officers during the year ended December 31, 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold	Target	Maximum	Or Units	Underlying	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	Options	($/Sh)	($)(2)
Saeed Motahari	4/17/2017	—	—	—	—	325,000	10.57	2,059,434
	4/17/2017	—	—	—	33,000	—	—	348,810
	11/17/2017	—	—	—	—	40,000	5.37	119,107
		540,000	675,000	—	—	—	—	—
Andrew G. Long	8/7/2017	—	—	—	—	100,000	9.97	565,688
	8/7/2017	—	—	—	15,000	—	—	149,550
	11/17/2017	—	—	—	—	15,000	5.37	44,665
		—	210,000	—	—	—	—	—
Franc Del Fosse	2/21/2017	—	—	—	—	56,000	12.65	442,983
	2/21/2017	—	—	—	14,000	—	—	177,100
	7/31/2017	—	—	—	8,000	—	—	91,680
	11/17/2017	—	—	—	—	25,000	5.37	74,442
		—	195,000	—	—	—	—	—
John N. Kapoor(3)	2/21/2017	—	—	—	—	16,000	12.65	126,567
	2/21/2017	—	—	—	4,000	—	—	50,600
Santosh Vetticaden	1/12/2017	—	—	—	—	30,000	10.39	179,900
	2/21/2017	—	—	—	—	56,000	12.65	442,983
	2/21/2017	—	—	—	14,000	—	—	177,100
Darryl S. Baker	2/21/2017	—	—	—	—	56,000	12.65	442,983
	2/21/2017	—	—	—	14,000	—	—	177,100
(1)

For Messrs. Long and Del Fosse, the non-equity incentive plan awards did not have a threshold or maximum payout amount.  For Mr. Motahari, pursuant to the terms and conditions of his employment agreement, the threshold payout amount for 2017 was 80% of his base salary and no maximum payout amount was specified.  For Mr. Long, the target payout represents an annualized amount for 2017; however, his employment agreement provided that his 2017 bonus would be prorated based upon his August 7, 2017 start date.

(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards granted during 2017 computed in accordance with ASC 718. See footnotes (3) and (4) to the SCT for additional information.

(3)

Effective January 9, 2017, Dr. Kapoor retired as President and CEO and Chairman of the Board but remained on the Board until his resignation on October 29, 2017.  Accordingly, the grant reflected in the table is the grant Dr. Kapoor received as a member of the Board.

2017 Option Exercises and Stock Vested

The following table provides information on all stock option and restricted stock unit exercises by our named executive officers in fiscal 2017 and the value realized at such time, each before payment of any applicable withholding tax and brokerage commission.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Saeed Motahari	—	—	—	—
Andrew G. Long	—	—	—	—
Franc Del Fosse	—	—	—	—
John N. Kapoor	—	—	—	—
Santosh Vetticaden	2,500	3,931	—	—
Darryl S. Baker	340,002	2,169,114	14,000	129,500

Benefits

We provide the following benefits to our executive officers on the same basis as the benefits provided to all employees:

•	health, dental and vision insurance;
•	life insurance;
•	long-term disability; and
•	defined contribution employee retirement plan, or 401(k) plan.

Employment Agreements

Employment agreements or written offer letters are used from time to time on a case by case basis to attract and/or to retain executives. On January 31, 2014, April 17, 2017 and August 7, 2017, we entered into an employment agreement with each of Messrs. Del Fosse, Motahari and Long, respectively and have filed these agreements with the Securities and Exchange Commission; accordingly, the summary contained in this section is qualified in its entirety by reference to the publicly filed agreement.  Each of these employment agreements provides that the executive officer is an “at will” employee but each agreement, under certain circumstances discussed below, does provide for severance compensation in the event of a termination without “cause” or a resignation for “good reason.” Each agreement also contains certain customary restrictive covenants such as a non-compete clause and an agreement not to participate in Company competitors.

Pursuant to the terms and conditions of these agreements, each of Messrs. Motahari, Long and Del Fosse is currently paid an annual base salary of $675,000, $350,000 and $325,000, respectively. Each executive is also eligible to participate in any officer incentive program of the Company adopted by the Board and/or the Compensation Committee that provides for the payment of annual performance-based cash bonuses to the Company’s executive officers. In order to earn and receive any such cash bonus, each executive must remain employed by the Company as an employee in good standing through the end of the applicable calendar year and the payout date for the bonus. Each of the named executive officer’s employment agreement also provides for potential severance compensation as described and quantified below under the section entitled “Termination-Based Compensation.”

Dr. Kapoor did not enter into an employment agreement upon his appointment as President and Chief Executive Officer on November 4, 2015.  Effective January 9, 2017, Dr. Kapoor retired as President and Chief Executive Officer and Chairman.

Upon Dr. Kapoor’s retirement, effective January 9, 2017, Dr. Santosh Vetticaden was named the Company’s Interim Chief Executive Officer while the Company continued its permanent chief executive officer search. Dr. Vetticaden was an interim executive officer during this period but did not have an employment agreement.   On April 11, 2017, Dr. Vetticaden resigned from the Company with his last day of employment on April 28, 2017.

Effective August 7, 2017, Mr. Baker resigned as Chief Financial Officer.  See “Termination-Based Compensation” for information about the severance payment paid by the Company to Mr. Baker pursuant to his previous employment agreement.

Termination-Based Compensation

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and, to the extent required by state law, unused vacation pay.

Termination-Based Payments to Mr. Baker.  Effective August 7, 2017, Mr. Baker resigned as Chief Financial Officer.  As reflected in the Summary Compensation Table, in 2017, Mr. Baker received severance payments totaling $99,750 and a prorated bonus payment totaling $96,934.  In addition, in 2017, the Company made COBRA (health insurance) related payments totaling $8,529 on behalf of Mr. Baker.  Finally, in connection with his severance provided under his previous employment agreement, the vesting of Mr. Baker’s restricted stock unit grant was accelerated which had an intrinsic value of approximately $129,500.

Potential Termination-Based Payments. As discussed above under the section entitled “Employment Agreements,” we have entered into employment agreements with Messrs. Del Fosse, Motahari and Long providing for certain termination-based payments. Each of our named executive officer’s employment is at-will, and either we or the officer may terminate the agreement at any time without cause and without notice. However, if we terminate each of these named executive officers without “cause” (and the officer signs a release in our favor), the named executive officer will be entitled to receive salary continuation for a period of 12 months following his termination date, as well as an additional severance payment equal to his prorated target bonus for the year in which he is terminated, and all of the named executive officer’s unvested equity awards will immediately vest in full. In addition, because Mr. Del Fosse’s agreement was executed under a different executive agreement template, Mr. Del Fosse’s agreement provides for such benefits in the event of a resignation for “good reason.”  Each executive’s employment agreement has been publicly filed with the Securities Exchange Commission and this summary is qualified in its entirety by reference thereto.

To the extent that a termination occurs under each executive’s agreement that triggers the terminations payments discussed above, we approximate that each named executive officer would have received the following: (i) Mr. Motahari: $1,251,000 in cash severance (based on a combined value of base salary, cash bonus and COBRA payments) and an acceleration of unvested equity (both options and RSUs) with an intrinsic value of approximately $482,738; (ii) Mr. Long: $560,000 in cash severance (based on a combined value of base salary and cash bonus) and an acceleration of unvested equity (both options and RSUs) with an intrinsic value of approximately $206,278 and (iii) Mr. Del Fosse: $520,000 in cash severance (based on a combined value of base salary and cash bonus) and an acceleration of unvested equity (both options and RSUs) with an intrinsic value of $314,940.  For option awards, the foregoing intrinsic value of the accelerated equity reflects, on an aggregate basis, the excess of the market price on the date of acceleration over the original exercise price of any unvested options.

Equity Compensation Plan Table

The following table sets forth certain information as of December 31, 2017, with respect to compensation plans under which shares of our common stock were issuable as of that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation plans approved by security holders:	6,714,315(2)	11.41	7,490,034(1)(2)
Equity Compensation plans not approved by security holders:	—	—	—
Total	6,714,315(2)	11.41	7,490,034(1)(2)

(1)	Includes 6,232,807 shares of common stock available under our 2013 Equity Incentive Plan and 1,257,227 shares of common stock available under our Employee Stock Purchase Plan.
(2)	Shares issuable as of December 31, 2017 and during 2017 pursuant to participation in our Employee Stock Purchase Plan have been treated as issued.

Outstanding Equity Awards at 2017 Year-End

The following table provides a summary of equity awards outstanding at December 31, 2017 for each of our named executive officers.

Outstanding Equity Awards At Fiscal Year-End(1)(2)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested(($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Saeed Motahari	1,111	38,889	—	5.37	11/17/2027(4)
	54,167	270,833	—	10.57	4/17/2027(3)
						33,000(5)	317,460	—	—
Andrew G. Long	417	14,583	—	5.37	11/17/2027(4)
	8,333	91,667	—	9.97	8/7/2027(3)
						15,000(6)	144,300	—	—
Franc Del Fosse	143,752	6,248	—	17.66	2/7/2024(3)
	43,750	6,250	—	13.27	5/19/2024(3)
	32,292	17,708	—	26.75	5/5/2025(3)
	15,833	24,167	—	14.44	5/2/2026(3)
	694	24,306	—	5.37	11/17/2027(4)
	11,667	44,333	—	12.65	2/21/2027(3)
						22,000(7)	211,640	—	—

(1)	Each of Drs. Kapoor and Vetticaden and Mr. Baker were not employed by the Company at December 31, 2017 and accordingly had no equity awards outstanding.
(2)

As appropriate, the stock amounts contained in this table reflect a two-for-one stock split of our common stock effected in June 2015. As a result of this split, stockholders received one additional share of Insys Therapeutics, Inc. common stock, par value $0.01, for each one share they held as of the record date.

(3)

Each of these outstanding stock options vest in equal monthly installments over 48 months following the date of grant. Each option award was granted exactly ten years prior to the listed option expiration date.

(4)

Each of these outstanding stock options vest in equal monthly installments over 36 months following the date of grant. Each option award was granted exactly ten years prior to the listed option expiration date.

(5)	These RSUs vest in equal annual installments over three years following the date of grant on April 17, 2017.
(6)	These RSUs vest in equal annual installments over three years following the date of grant on August 7, 2017.
(7)

Includes (i) 14,000 RSUs that vest in equal annual installments over three years following the date of grant on February 21, 2017 and (ii) 8,000 RSUs that vest in equal annual installments over two years following the date of grant on July 31, 2017.

Chief Executive Officer Pay Ratio

Under the rules adopted pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act, we are required to disclose in this proxy statement the ratio of the annual total compensation for Saeed Motahari, our CEO, to the median of the annual total compensation of all employees (other than our CEO).

As of December 31, 2017, the last day of our fiscal year, our employee population was 329 (excluding our CEO). To identify the median employee as of this date, we utilized the “consistently applied compensation measure” (or CACM methodology). In making this determination, we annualized the base salary of all employees who were hired in 2017 but who did not work the entire year. After identifying the median employee, we calculated such employee’s total annual compensation in accordance with the requirements under Item 402(c)(2)(x) of Regulation S-K.  For 2017, the median employee’s annual total compensation was $99,676, and the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $3,694,999. Accordingly, the ratio of the annual total compensation for our President and Chief Executive Officer to the median of the annual total compensation of all employees was 37:1. We note that a substantial portion of our CEO’s 2017 total compensation was the equity award he received pursuant to his 2017 employment offer agreement.

The above pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and written representations that no other such statements were required, we believe that during fiscal year 2017 our officers, directors and any person whom we understand owns more than 10% of our common stock complied with all such requirements, other than a late Form 4 filing for Mr. Del Fosse in connection with an RSU grant on July 31, 2017.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to employees, officers and directors, including our executive management team, such as our Chief Executive Officer and Chief Financial Officer. This Code of Business Conduct and Ethics is posted on our website at www.insysrx.com (the contents of such website are not incorporated into this proxy statement). We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics by posting such information on our website.

We also have compliance and ethics policies applicable to our employees designed to prevent and detect violations of our Code of Business and Ethics Conduct, as well other internal policies and the law. A major goal of the compliance and ethics program is to promote an organizational culture that encourages ethical conduct and a commitment to compliance with the law. In this regard, we have established avenues for parties external to Insys Therapeutics to raise compliance and ethics concerns with respect to our employees, directors and third parties doing business with the Company. If you have a concern of this nature, you may report it anonymously (or on a non-anonymous basis) by: (1) calling our Compliance Hotline (subject to local legal requirements), telephone number at 855-433-9921 from the U.S. or Puerto Rico; (2) visiting our Compliance Helpline Web–Reporting Tool: https://secure.ethicspoint.com/domain/media/en/gui/33922/index.html; or (3) mailing a note to the Insys Therapeutics compliance director at Insys Therapeutics, Inc., 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

REPORT OF THE AUDIT COMMITTEE

The audit committee of Insys Therapeutics, Inc. (the “Audit Committee”) oversees the Company’s financial reporting process on behalf of the Board. As part of this oversight function, the Audit Committee oversees the Company’s compliance with legal and regulatory compliance and monitors the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management of the Company and its independent auditors, BDO USA, LLP (“BDO”), each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.  BDO has served as the Company’s independent registered public accounting firm since its appointment in July 2007.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and BDO.

The Audit Committee has also received from, and discussed with, BDO the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with BDO the auditors’ independence from the Company and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from BDO as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also reviewed the certifications of the executive officers of the Company attached as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as all reports issued by BDO related to its audit of the Company’s financial statements for the 2017 fiscal year.

The Audit Committee has also considered whether BDO’s provision of non-audit services to the Company is compatible with BDO’s independence. During the period that covers this report, BDO performed no non-audit services for the Company, except for tax-related services in connection with tax compliance, tax advice and corporate tax planning.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

This report is submitted by the Audit Committee, consisting of:

Steven J. Meyer (Chairman)
Vaseem Mahboob
Brian Tambi
Rohit Vishnoi

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Either the Audit Committee or the Board approves all related party transactions. The procedure for the review, approval or ratification for a related party transaction involves discussing the transaction with management, discussing the transaction with the external auditors, reviewing financial statements and related disclosures. In addition, the Board and the Audit Committee review the details of major deals and transactions to ensure that they do not involve related-party transactions. Members of management have been informed and understand that they are to bring related party transactions to the Audit Committee or the Board for approval. These policies and procedures are evidenced in writing in the Audit Committee charter and the Company’s Code of Business Conduct and Ethics.

The following includes a summary of transactions since January 1, 2017 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the section entitled “ Executive Compensation.”

Effective as of February 27, 2018, the Company entered into the Voting Trust Agreement by and among the Company, Dr. John N. Kapoor, the Trustee and the Beneficiaries, pursuant to which the parties have established the Voting Trust.  Dr. Kapoor is our former President and Chief Executive Officer and Chairman, as well as a significant stockholder.  During the term of the Voting Trust Agreement, the shares of the Company’s common stock beneficially owned by Dr. Kapoor and certain beneficiaries, including any such shares acquired subsequent to the effective date of the Voting Trust Agreement shall be deposited with the Trustee and, except under certain limited circumstances, Dr. Kapoor (and the beneficiaries) will not have control over voting decisions put before the stockholders of the Company.  This Voting Trust Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 1, 2018.  In connection with the establishment of the Voting Trust Agreement, the Company also entered into a Registration Rights Agreement, dated as of February 28, 2018 (the “Registration Rights Agreement”), among the Company, Dr. Kapoor and the Beneficiaries.  The Registration Rights Agreement has granted certain customary registration rights to Dr. Kapoor and the Beneficiaries and certain of their assignees with respect to shares of the Company’s common stock.  This Voting Trust Agreement was filed as Exhibit 10.2 to the Current Report on Form 8-K filed on March 1, 2018.  See “Corporate Governance and Related Matters—Kapoor Voting Trust and Controlled Company Status” for additional information.

Dr. Theodore H. Stanley was a member of our Board of Directors in 2017.  His son, Ted Stanley Jr., is a former sales employee of the Company and received approximately $169,226 in compensation from the Company in 2017, which included salary, bonus and auto expense reimbursement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock outstanding as of March 15, 2018 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K); and
•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon 73,808,793 shares of common stock outstanding as of March 15, 2018. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require inclusion of shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of March 15, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Insys Therapeutics, Inc., 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares
Greater than 5% Stockholders
Insys Voting Trust(2)	42,536,080	57.6%
OrbiMed Capital LLC and affiliated entities(3)	5,406,844	7.3%

Named Executive Officers and Directors
Saeed Motahari(4)	104,873	*
Andrew G. Long(5)	22,600	*
Franc Del Fosse(6)	284,810	*
John N. Kapoor, Ph.D.(7)	47,094,030	63.8%
Santosh Vetticaden(8)	—	*
Darryl S. Baker(9)	170,806	*
Pierre Lapalme(10)	193,992	*
Steven Meyer(11)	224,726	*
Vaseem Mahboob (12)	—	*
Brian Tambi(13)	222,726	*
Rohit Vishnoi(14)	12,000	*
Trudy Vanhove(15)	—	*
All executive officers and directors as a group (12 persons)(16)	48,330,563	65.4%

*	Represents beneficial ownership of less than 1%.
(1)

Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 15, 2018 by the exercise of options, warrants or other convertible securities. Unless otherwise specified in the footnotes that follow, the indicated person or entity has sole voting power and sole investment power with respect to the shares.

(2)

Based on information set forth in a Schedule 13D filed with the SEC by Bessemer Trust Company of Delaware, N.A. on March 8, 2018, these shares consist of shares of our common stock that are beneficially owned by (i) Dr. Kapoor, (ii) John N. Kapoor Trust, dated September 20, 1989 and (iii) EJ Financial/NEO Management, L.P. The Insys Voting Trust reported the shared power to vote or direct the vote of 42,536,080 shares of common stock.  The Insys Voting Trust does not have the sole power to vote or direct the vote of any shares of common stock.  The Insys Voting Trust does not have the sole power to dispose or to direct the disposition, or the shared power to dispose or direct the disposition of any shares of common stock. The address of the principal executive offices of the trustee for the trust is 1007 North Orange Street, Suite 1450, Wilmington, Delaware 19801.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC by entities affiliated with OrbiMed Capital LLC on February 13, 2018, these shares consist of 2,914,000 shares held by OrbiMed Advisors LLC and 2,492,844 shares held by OrbiMed Capital LLC. OrbiMed Capital LLC and OrbiMed Advisors LLC exercise investment and voting power over the shares through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by these two entities.  The address for these entities is 601 Lexington Avenue, 54th floor, New York, New York 10022.

(4)	Represents 15,400 shares held by Mr. Motahari and 89,473 shares that Mr. Motahari has the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of equity awards.
(5)	Represents solely shares that Mr. Long has the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of equity awards.
(6)	Represents 6,988 shares held by Mr. Del Fosse and 277,822 shares that Mr. Del Fosse has the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of equity awards.
(7)

Effective as of February 27, 2018, the Company entered into a voting trust agreement (the “Voting Trust Agreement”) by and among the Company, Dr. John N. Kapoor, Bessemer Trust Company of Delaware, N.A., as the initial trustee thereunder (the “Trustee”), and certain other specified beneficiaries (the “Beneficiaries”), pursuant to which the parties have established a voting trust (within the meaning of Section 218(a) of the Delaware General Corporation Law) (the “Voting Trust”).  During the term of the Voting Trust, the shares of the Company’s common stock beneficially owned by Dr. Kapoor and the Beneficiaries, including any such shares acquired subsequent to the effective date of the Voting Trust (the “Kapoor Shares”) were and shall be deposited with the Trustee and, except under certain limited circumstances, Dr. Kapoor (and the Beneficiaries) will not have control over voting decisions put before the stockholders of the Company.  As of the effective date of the Voting Trust Agreement, the Kapoor Shares subject to the trust totaled 42,536,080.  In addition, the trustee of The Kapoor Children’s 1992 Trust, which holds 4,557,950 shares of the Company’s common stock, has executed an irrevocable proxy whereby the shares held by such trust will be voted in the same proportion that the Kapoor Shares are voted.   Accordingly, although Dr. Kapoor is currently not able to control the voting of these shares and pursuant to the terms of the Voting Trust Agreement and The Kapoor Children’s 1992 Trust he is not currently the legal owner of these shares, we have attributed beneficial ownership of these shares to Dr. Kapoor for purposes of this table.

(8)	Effective April 11, 2017, Dr. Vetticaden resigned as Interim Chief Executive Officer and Chief Medical Officer. To our knowledge, Dr. Vetticaden does not own any shares of Insys common stock.
(9)	Effective August 7, 2017, Mr. Baker resigned as Chief Financial Officer. This figure represents shares of common stock Mr. Baker indicated to the Company that he currently holds.
(10)	Represents 1,333 shares held by Mr. Lapalme and 192,659 shares that Mr. Lapalme has the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of equity awards.
(11)	Represents 53,416 shares beneficially held by Mr. Meyer and 171,310 shares that Mr. Meyer has the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of equity awards.
(12)	On January 30, 2018, the Board appointed Mr. Mahboob to serve as a member of the Board.
(13)	Represents 1,333 shares held by Mr. Tambi and 221,393 shares that Mr. Tambi has the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of equity awards.
(14)	Represents 4,000 shares held by Mr. Vishnoi and 8,000 shares that Mr. Vishnoi has the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of equity awards.

(15)  On April 2, 2018, the Board appointed Dr. Vanhove to serve as a member of the Board.

(16)	Includes 983,257 shares that our current executive officers and directors as a group have the right to acquire from us within 60 days of March 15, 2018 pursuant to the exercise of stock options.

ANNUAL REPORT

A COPY OF OUR 2017 ANNUAL REPORT ACCOMPANIES THIS PROXY STATEMENT. WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE. REQUESTS SHOULD BE MADE TO INSYS THERAPEUTICS, INC., ATTENTION: INVESTOR RELATIONS, 1333 SOUTH SPECTRUM BLVD, SUITE 100, CHANDLER, AZ 85286.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Insys Therapeutics stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Insys Therapeutics, Inc., Attention: Investor Relations, 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286, or oral request to (480) 500-3127, and a separate copy will be promptly provided. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

As of the date of this proxy statement, management is unaware of any matter for action by stockholders at the meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

IMPORTANT ANNUAL MEETING INFORMATION   MMMMMMMMMMMM  MMMMMMMMMMMMMMM  C123456789   000004    000000000.000000 ext 000000000.000000 ext   MMMMMMMMM   ENDORSEMENT_LINE______________ SACKPACK_____________   MR A SAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   Using a black ink pen, mark your votes with an X as shown in  this example. Please do not write outside the designated areas.   X    000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Electronic Voting Instructions  Available 24 hours a day, 7 days a week!   Instead of mailing your proxy, you may choose one of the voting  methods outlined below to vote your proxy.   VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.   Proxies submitted by the Internet or telephone must be received by  1:00 a.m., Central Time, on May 4, 2018.  Vote by Internet   • Go to www.investorvote.com/INSY  • Or scan the QR code with your smartphone  • Follow the steps outlined on the secure website  Vote by telephone   • Call toll free 1-800-652-VOTE (8683) within the USA, US territories &  Canada on a touch tone telephone  • Follow the instructions provided by the recorded message  Annual Meeting Proxy Card 1234 5678 9012 345  •  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    A  Proposals — The Board of Directors recommends a vote FOR the nominees listed.    1. To elect three Class II directors nominated by our board of directors, each for a three year term expiring at the annual meeting of stockholders to be held in 2021 or  until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal.  +   For Withhold For Withhold  For Withhold   01 - Pierre Lapalme    02 - Saeed Motahari    03 - Rohit Vishnoi    The Board of Directors recommends you vote FOR proposal 2.   For Against Abstain   2. To ratify the selection by our Audit Committee of BDO USA, LLP  as our independent registered public accounting firm for the  fiscal year ending December 31, 2018.  Note: To transact such other and further business, if any, as lawfully  may be brought before the meeting.   B  Non-Voting Items    Change of Address — Please print your new address below. Comments — Please print your comments below.  Meeting Attendance  Mark the box to the right  if you plan to attend the  Annual Meeting.    C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below    Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give  full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.     MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE   C 1234567890 J N T   140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  1UPX 3767051 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND   MMMMMMM  +    02TWFB

  •  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proxy — Insys Therapeutics, Inc.    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS — May 4, 2018   I appoint Andrew G. Long and Franc Del Fosse, individually and together, proxies with full power of substitution, to vote all my shares of common stock of  Insys Therapeutics, Inc. (the “Company”) which I have the power to vote at the Annual Meeting of Stockholders to be held at the Company’s headquarters  located at 1333 S. Spectrum Blvd., Suite 100, Chandler, AZ 85286 at 11:00 a.m., local time on May 4, 2018, and at any adjournments or postponements of  the meeting. I revoke any proxy previously given and acknowledge that I may revoke this proxy prior to its exercise.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE  INDICATED, THE SHARES WILL BE VOTED AS FOLLOWS: (1) “FOR” THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE NOMINATED BY  THE BOARD; AND (2) “FOR” THE RATIFICATION OF THE SELECTION BY OUR AUDIT COMMITTEE OF BDO USA, LLP AS OUR INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. The proxies may vote according to their discretion  on any other matter which may properly come before the meeting.   YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY USING THE  ENCLOSED ENVELOPE.   (Items to be voted appear on reverse side.)